    As filed with the Securities and Exchange Commission on January 29, 2003

Registration File Nos.: 333-102387; 333-102387-01; 333-102387-02; 333-102387-03;
    333-102387-04; 333-102387-05; 333-102387-06333-102387-07; 333-102387-08


--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               JARDEN CORPORATION
               (Exact name of registrant as specified in charter)


              DELAWARE                                          35-1828377
    (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                        Identification No.)

                            555 THEODORE FREMD AVENUE
                                  RYE, NY 10580
                                 (914) 967-9400

        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

  FOR CO-REGISTRANTS, SEE "TABLE OF ADDITIONAL REGISTRANTS" ON FOLLOWING PAGE.


            MARTIN E. FRANKLIN, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               JARDEN CORPORATION
                            555 THEODORE FREMD AVENUE
                                  RYE, NY 10580
                                 (914) 967-9400

       (Name, Address, including zip code and telephone number, including area code, of agent for service of process)
                                 with copies to:

                            ROBERT L. LAWRENCE, ESQ.
                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 541-6222

--------------------------------------------------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                       -----------------------------------


       The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

---------------------------------------------------------------------------------------------------------------------
                                    STATE OR OTHER JURISDICTION                         ADDRESS, INCLUDING ZIP CODE
                                        OF INCORPORATION OR          I.R.S.EMPLOYER        AND TELEPHONE NUMBER,
NAME                                       ORGANIZATION          IDENTIFICATION NUMBER      INCLUDING AREA CODE
---------------------------------------------------------------------------------------------------------------------
Alltrista Newco Corporation                   Indiana                  35-2000581                    *
---------------------------------------------------------------------------------------------------------------------
Alltrista Plastics Corporation                Indiana                  35-2000584                    *
---------------------------------------------------------------------------------------------------------------------
Alltrista Zinc Products, L.P.                 Indiana                  35-2000583                    *
---------------------------------------------------------------------------------------------------------------------
Hearthmark, Inc.                              Indiana                  35-2000585                    *
---------------------------------------------------------------------------------------------------------------------
Quoin Corporation                            Delaware                  88-0374612                    *
---------------------------------------------------------------------------------------------------------------------
Tilia, Inc.                                  Delaware                  36-4491807                    *
---------------------------------------------------------------------------------------------------------------------
Tilia Direct, Inc.                           Delaware                  37-1424484                    *
---------------------------------------------------------------------------------------------------------------------
Tilia International, Inc.                    Delaware                  38-3645648                    *
---------------------------------------------------------------------------------------------------------------------

* The name, address, including zip code, and telephone number of the agent for service of process is Martin E. Franklin at 555 Theodore Fremd Avenue, Rye, NY 10580, telephone number (914) 967-9400.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED JANUARY 29, 2003.


                                   PROSPECTUS

                               JARDEN CORPORATION

                                  $150,000,000

                         DEBT SECURITIES, COMMON STOCK,
                          PREFERRED STOCK, AND WARRANTS

                                 ---------------

         We may from time to time sell up to $150,000,000 aggregate initial offering price of one or more series of our debt securities, our common stock, $0.01 par value per share, our preferred stock, $0.01 par value per share, our warrants to purchase debt securities, common stock, or preferred stock, or any combination of our debt securities, common stock, preferred stock, and warrants.

         These debt securities may consist of notes, debentures or other types of debt. We will provide specific terms of these debt securities in supplements to this prospectus. Our payment obligations under any series of debt securities may be guaranteed by one or more of our subsidiaries which are co-registrants.

         This prospectus provides a general description of the securities we may offer. The specific terms of the securities offered by this prospectus will be set forth in a supplement to this prospectus and will include, among other things:

         o in the case of common stock, the number of shares, purchase price, and terms of the offering and sale thereof;

         o in the case of preferred stock, the number of shares, purchase price, the designation and relative rights, preferences, limitations and restrictions, and the terms of the offering and sale thereof;

         o in the case of debt securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate, time of payment of interest, terms (if any) for the subordination or redemption thereof, and any other specific terms of the debt securities; and

         o in the case of warrants, the title, aggregate number, price at which it will be issued, exercise price, and designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants.

         Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the additional information described under "Where You Can Find More Information" carefully before you invest in our securities.


         Our common stock trades on the New York Stock Exchange under the symbol "JAH." On January 28, 2003, the last reported sale price of our shares on the New York Stock Exchange was $26.06 per share.


         The securities may be sold through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time (see "Plan of Distribution").

                                 ---------------

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 16 AND IN ANY PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.
                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE EXCHANGE OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS __________ __, 2003.

                                TABLE OF CONTENTS


                                                                                                              Page
                                                                                                              ----
SUMMARY.......................................................................................................  5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................................  6
THE COMPANY...................................................................................................  8
RISK FACTORS.................................................................................................. 16
   Reductions, cancellations, or delays in customer purchases would adversely affect our profitability.................................................................. 16
  We may be adversely affected by the trend towards retail trade consolidation................................ 16
  Sales of some of our products are seasonal and weather related.............................................. 16
  We depend on suppliers in Asia.............................................................................. 17
  Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers........................ 17
  If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired............................................................. 18
  We cannot be certain that our product innovations and marketing successes will continue..................... 18
  We may experience difficulty in integrating acquired businesses, which may interrupt our business operations..................................................................... 19
  Our operations are subject to a number of Federal, state and local environmental regulations........................................................................... 19
  We may be adversely affected by remediation obligations
    mandated by applicable environmental laws................................................................. 19
  We depend upon key personnel................................................................................ 20
  We enter into contracts with the United States government and other governments............................. 20
  Our operating results can be adversely affected by changes in the cost or availability of raw materials.......................................................................... 20
  Our business could be adversely affected because of risks which are particular to international operations.................................................................... 21
  Our performance can fluctuate with the financial condition of the retail industry........................... 21
  Claims made against us based on product liability could have a material adverse effect on our business............................................................................ 21
  We depend on our patents and proprietary rights............................................................. 22
  We depend on a single manufacturing facility for certain essential products................................. 22
  Certain of our employees are represented by labor unions.................................................... 22
  Our significant indebtedness could adversely affect our financial health, and prevent us from fulfilling our obligations under our debt..................................... 22
  We will require a significant amount of cash to service our indebtedness.
    Our ability to generate cash depends on many factors beyond our control................................... 23
  The indenture related to the debt securities, our 9 3/4% senior subordinated notes due 2012, and our senior credit facility contain various covenants which limit our management's discretion in the operation of our business.................................. 24
  We may not have the ability to raise the funds necessary
    to finance the change of control offer required by the
    indenture related to our 9 3/4% senior subordinated notes due 2012........................................ 25
  Delaware law and our rights plan may limit possible takeovers............................................... 25
  The market price for our common stock is volatile........................................................... 25
  We may issue a substantial amount of our common stock in connection with future


                                       3


                                                                                                              Page
                                                                                                              ----
    acquisitions and the sale of those shares could adversely affect our stock price.......................... 26
  Our stock price may be adversely affected if our stockholders sell substantial amounts of our common stock, or our preferred stock or warrants convertible into our common stock, in the public market following the offering........................................ 26
  Since we have broad discretion in how we use the net proceeds from this offering, we may use such proceeds in ways with which you disagree....................................... 26
  Your right to receive payments on the debt securities is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the debt securities are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings........................................... 27
  Since the debt securities are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt....................................................... 27
  Not all of our subsidiaries will guarantee our obligations under the debt securities, and the assets of the non-guarantor subsidiaries may not be available to make payments on the debt securities......................................................... 28
  A public market for the debt securities may not develop..................................................... 28
  Federal and state statutes allow courts, under specific circumstances, to void guarantees and require  security holders to return payments received from guarantors...................... 28
FORWARD LOOKING STATEMENTS.................................................................................... 30
USE OF PROCEEDS............................................................................................... 31
RATIO OF EARNINGS TO FIXED CHARGES............................................................................ 31
DESCRIPTION OF THE DEBT SECURITIES............................................................................ 31
DESCRIPTION OF CAPITAL STOCK.................................................................................. 38
DESCRIPTION OF WARRANTS....................................................................................... 38
DESCRIPTION OF SENIOR INDEBTEDNESS............................................................................ 40
PLAN OF DISTRIBUTION.......................................................................................... 45
WHERE YOU CAN FIND MORE INFORMATION........................................................................... 46
EXPERTS....................................................................................................... 47
LEGAL MATTERS................................................................................................. 47

                                     SUMMARY

         This prospectus is part of a registration statement that Jarden Corporation and the co-registrants (together, the "registrants") filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, the registrants may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities the registrants may offer. Each time the registrants sell securities, the registrants will provide a prospectus supplement that will contain specific information about the terms of that offering. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement, which may add, update, or change information. Together these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus and in any prospectus supplement.

THE SECURITIES WE MAY OFFER

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of $150,000,000 of one or more series of our debt securities, our common stock, $0.01 par value per share, our preferred stock, $0.01 par value per share, our warrants to purchase debt securities, common stock, or preferred stock, or any combination of our debt securities, common stock, preferred stock, and warrants.

DEBT SECURITIES

         The terms of each series of debt securities will be detailed or determined in the manner provided in an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, among other things, the initial offering price, the aggregate principal amount the price or prices at which we will sell the debt securities, any limit on the aggregate principal amount of the debt securities, the date or dates on which we will pay the principal on the debt securities, and the rate or rates at which the debt securities will bear interest. We have summarized general features of our debt securities under the section entitled "Description of Debt Securities" contained in this prospectus.

COMMON STOCK

         We may issue common stock, par value $0.01 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors, subject to the rights of holders of our preferred shares. Each holder of common shares is entitled to one vote per share. The holders of common shares have no preemptive or cumulative voting rights. Our credit facility contains restrictions on our ability to pay dividends or make other distributions.

PREFERRED STOCK

         We may issue preferred stock, par value $0.01 per share, in one or more series. Subject to the terms of our governing documents and applicable Delaware law, our board of directors will determine the dividend, voting, conversion and other rights and preferences of the series of preferred stock being offered.

WARRANTS

         We may issue warrants for the purchase of debt securities, preferred stock or common stock either independently or together with other securities. Each warrant will entitle the holder to purchase the principal amount of our debt securities, or the number of shares of preferred stock or common stock, at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement
                                 ---------------

         The mailing address and telephone number of our principal executive offices are 555 Theodore Fremd Avenue, Rye, New York, 10580, (914) 967-9400.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by us with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this prospectus, except as superseded or modified herein:

         (a) Our annual report on Form 10-K/A for the fiscal year ended December 31, 2001;

         (b) Our quarterly report on Form 10-Q/A for the period ended March 31, 2002;

         (c) Our quarterly report on Form 10-Q/A for the period ended June 30, 2002;

         (d) Our quarterly report on Form 10-Q for the period ended September 30, 2002;

         (e) Our current report on Form 8-K, Date of Event - December 18, 2001, filed on January 9, 2002;

         (f) Our current report on Form 8-K, Date of Event - March 28, 2002, filed on March 28, 2002;

         (g) Our current report on Form 8-K, Date of Event - March 28, 2002, filed on March 29, 2002;

         (h) Our current report on Form 8-K, Date of Event - April 24, 2002, filed on May 9, 2002;

         (i) Our current report on Form 8-K, Date of Event - May 30, 2002, filed on June 4, 2002;

         (j) Our current report on Form 8-K, Date of Event - October 17, 2002, filed on October 24, 2002;

         (k) Our current report on Form 8-K, Date of Event - October 28, 2002, filed on October 29, 2002;

         (l) Our current report on Form 8-K, Date of Event - November 1, 2002, filed on November 1, 2002;


         (m) Our current report on Form 8-K, Date of Event - January 7, 2003, filed on January 10, 2002;

         (n) Our definitive proxy statement on Schedule 14A filed on April 30, 2002;

         (o) The description of our common stock contained in our registration statement on Form 8-A/A filed on May 1, 2002, including any amendments or reports filed for the purpose of updating that description; and

         (p) The description of the preferred stock purchase rights of our common stock contained in our registration statement on Form 8-A/A filed on May 1, 2002, including any amendments or reports filed for the purpose of updating that description.


         All of such documents are on file with the Commission. In addition, all documents filed by Jarden Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to termination of the offering are incorporated by reference in this prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus incorporates herein by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to Jarden Corporation, 555 Theodore Fremd Avenue, Rye, NY 10580,
Attention: Corporate Secretary, or call (914) 967-9400.

                                   THE COMPANY

          Jarden Corporation is a leading provider of niche consumer products used in home food preservation. We operate two distinct business groups, consumer products and material based. Our consumer products group markets and distributes the FoodSaver(R) line, which is the U.S. market leader in home vacuum packaging systems and accessories and is the leading North American manufacturer, distributor and marketer of home canning and related products, primarily under the Ball(R), Kerr(R) and Bernardin(R) brands. Our materials based group is the country's largest producer of zinc strip and is a plastics manufacturer.

         During 2001, we repositioned our growth strategy to focus on consumer products. Alltrista Consumer Products manufactures, markets and distributes a broad line of home food preservation and preparation products that includes recognized brand name home canning jars, jar closures and other accessories (including fruit pectin, Fruit-Fresh(R) brand fruit protector, pickle mixes and tomato mixes). As of April 24, 2002, through the acquisition of Tilia International, Inc. and its subsidiaries ("Tilia"), our consumer products group markets and distributes the FoodSaver(R) vacuum packaging system. Vacuum packaging is the process of removing air from a container to create a vacuum, and then sealing the container so that air cannot re-enter.

         Our materials based group is comprised of three business segments: metals, injection molded plastics, and other. Our metals business is the sole source supplier of copper plated zinc penny blanks to both the United States Mint and the Royal Canadian Mint. In addition, we manufacture a line of industrial zinc items used in the plumbing, automotive, electrical component and European architectural markets, and the Lifejacket(R) anti-corrosion system. Our plastic injection molding business manufactures precision custom components for major companies in the healthcare and consumer products industries including CIBA Vision Corporation, Johnson & Johnson, Meridian Diagnostics, Inc., The Scotts Company and Winchester Ammunition. The other segment includes the manufacturing of non-injection molded plastic parts and other immaterial business activities.

RECENT DEVELOPMENTS

         Diamond Brands Acquisition. On November 27, 2002, we entered into an Asset Purchase Agreement to purchase the business assets and liabilities of Diamond Brands Operating Corp. and its affiliates ("Diamond Brands"), a leading manufacturer and marketer of niche consumer products for domestic use including matches, toothpicks, disposable plastic cutlery, straws, clothespins and wooden crafts sold primarily under the Diamond Brands(R) and Forster(R) trademarks. The acquisition of Diamond Brands has been approved in the United States Bankruptcy Court for the District of Delaware as the exclusive plan to be voted on by the creditors.

         Our acquisition of Diamond Brands is subject to final confirmation by the United States Bankruptcy Court for the district of Delaware, Hart-Scott-Rodino approval, and other customary closing conditions. Although we cannot assure you that any and all these conditions will be satisfied, at this time, we believe that we will complete the acquisition during the first quarter of 2003.

          We intend to finance our acquisition of Diamond Brands at closing with the combination of available cash and borrowings under our credit facility. The purchase price for the sale and transfer of the assets shall consist of: (a) an aggregate amount equal to the sum of the following: (i) $12,950,000 in cash,
(ii) the balance, as of the closing, of the principal amount due under a DIP loan agreement, taking into account all payments made in respect of such principal amount by the debtors through the closing, plus (b) at Jarden's election, within six months after the closing (i) either $6 million in cash payable by wire transfer in immediately available funds or (ii) shares of Jarden common stock with an aggregate fair market value of $6 million as of the date of delivery; and (c) the assumption of certain liabilities.

         Exchange Offer. On December 4, 2002, we completed an offer to the holders of our 9 3/4% senior subordinated notes subject to Rule 144A of the Securities Act of 1933 to exchange those notes for our 9 3/4% senior subordinated notes which are registered under the Securities Act of 1933, as amended, and are substantially similar to the old notes except that the mandatory redemption provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes. Substantially all of the $150,000,000 aggregate principal amount of the old notes were exchanged for the new notes.

CONSUMER PRODUCTS GROUP

         The consumer products group is comprised of two segments: vacuum packaging and domestic consumables.

         Our domestic consumables segment manufactures, markets and distributes a line of home food preservation products to serve value, mid-tier and premium oriented customers, which products include home canning jars, jar closures, home canning tools, and other accessories. These products are marketed under the well-known Ball(R), Bernardin(R), Golden Harvest(R), and Kerr(R) brand names. We also market and distribute related food products, including fruit pectin, Fruit-Fresh(R) brand fruit protector, pickle mixes, tomato mixes and all-in-one canning kits, including a jam pectin kit and jelly and salsa kits. In addition, we market a line of housewares under the Golden Harvest(R) brand, including tumblers, beverage tappers and other glassware.

         We also provide patented vacuum packaging systems for household use marketed under the FoodSaver(R) brand. Our seven models of compact, patented counter-top FoodSaver(R) appliances incorporate a vacuum pump and bag sealer to keep foods fresh and are sold at prices ranging from approximately $100 to almost $300. We market our FoodSaver(R) appliances in tandem with our patented FoodSaver(R) bags and rolls and complementary accessories, including canisters, containers, lids, jar sealers and bottle stoppers.

Customers

         Our customers are a diverse group of wholesalers and retailers in the United States and Canada. Our principal customers include grocery stores, mass merchants, warehouse clubs, and hardware stores, but we also sell through sporting goods and outdoor stores and specialty retailers. We have been Wal-Mart's category manager for the home canning segment since 1998. In this role, we are responsible for the home canning section within the store, including inventory management, the introduction of new items, and the creation of various reports to track inventory, sales, and margins. In addition to these channels of distribution, vacuum packaging products are sold directly to individual consumers through direct-to-consumer channels. Our direct-to-consumer sales have primarily been made through infomercials and catalogs.

Sales and Marketing

         Our consumer products sales are made in the United States and Canada through food brokers and manufacturer representative organizations as well as through our internal sales force and house accounts. We employ regional sales managers located in key geographic areas who oversee the sales and retail activities of food brokerage firms and independent manufacturer representatives.

Distribution and Fulfillment

         We utilize company-operated and independent warehouses located in various regions of the United States and Canada to distribute our products. The largest of these warehouses is located in Muncie, Indiana and is operated by an outsourced provider, which utilizes highly automated packaging equipment allowing us to maintain our efficient and effective logistics and freight management processes. We also work with an outsourced provider for the delivery of our products in order to ensure that as many shipments as possible are processed as full truckloads, saving significant freight costs.

Manufacturing

         We manufacture the metal closures for our home canning jars at our Muncie, Indiana facility. Lithographed tin plated steel sheet is cut and formed to produce the lids and bands. Liquid plastisol, which we formulate, is applied to lids, forming an airtight seal, which is necessary for safe and effective home canning. Finished products are packaged for integration with glass jars or sold in multi-packs as replacement lids.

         Vacuum packaging products are sourced through a network of independent manufacturers. Appliances are currently sourced through three facilities in China; bags and rolls are currently sourced through suppliers in Korea and the United States; and accessories are sourced from Taiwan, China and the United States. Our own research and development department designs and engineers products in the United States and sets strict engineering specifications for the third-party manufacturers. We maintain ownership over all necessary production molds.

Intellectual Property

         Management believes that none of our active trademarks or patents is essential to the successful operation of our business as a whole. However, one or more trademarks or patents may be material in relation to individual products or product lines such as our property rights to use the Ball(R), FoodSaver(R), Fruit-Fresh(R), Golden Harvest(R), and Kerr(R) brand names and the Bernardin(R) trade name in connection with certain goods to be sold, including home food preservation supplies, kitchen housewares and packaged foods for human consumption.

         We hold patents throughout many primary worldwide markets on both the design of the FoodSaver(R) appliance itself as well as on many of its components. Our patent on the

FoodSaver(R) vacuum seal appliance expires in 2009, and our patent on FoodSaver(R) bags expires in 2005. The key elements of the bag are a unique waffle pattern that facilitates air removal, an oxygen barrier layer that prevents air from entering the bag and a heat resistant outer layer to allow easy sealing without burn-through. In addition, we have registered the VacLoc, SaverMate, VacuTop and VacuSave names with the U.S. Patent and Trademark Office and in several countries throughout the world. In addition, we have developed a proprietary two-piece closure system incorporating a plastisol sealant that differentiates our jar lids from our competitors' lids. We have pending patent applications for new technology for bags and vacuum packaging systems that we recently acquired.

         Pursuant to the terms of the 1993 distribution agreement with Ball Corporation, we were granted a license to use the Ball(R) brand name for our consumer products. In the event of a change of control of Jarden which has not received the approval of a majority of our board of directors or causes us to be controlled or majority owned by a competitor of Ball, Ball has the option to terminate our license to use the Ball(R) brand name. Pursuant to the terms of an agreement with Kerr Group, Inc., we have a perpetual exclusive, worldwide license to use the Kerr(R) brand name in our consumer products division. However, in the event of a change of control of Jarden which has not received the approval of a majority of our board of directors, Kerr has the option to terminate our license to use the Kerr(R) brand name.

Raw Materials

         Most of our glass canning jars are supplied under an agreement with Anchor Glass Container Corporation. Such glass materials are also available from a variety of other sources at competitive prices. The tin plate raw material used in the manufacture of our home canning jar lids and closures is supplied by multiple vendors and is currently available from a variety of sources at competitive prices. Historically, the raw materials and components that are necessary for the manufacture of our products have been available in the quantities that we require.

Competition

         We are the leading provider of home canning products and related accessories and our brands represent a significant portion of the sales in this niche market. In addition to the competitors in our niche market, we compete with companies who specialize in other food preservation mediums such as freezing and dehydration.

         Our vacuum packaging appliances compete with marketers of "conventional" food storage solutions, such as plastic bags and containers. In addition, our competitors include manufacturers of sealing appliances that heat-seal bags, but, we believe, do not create a vacuum seal comparable to ours. There are also several companies that manufacture industrial and commercial vacuum packaging products, but we do not believe that these manufacturers have attempted to enter the household marketplace.

MATERIALS BASED GROUP

         Our materials based group is currently comprised of three business segments: metals, injection molded plastics, and other.

METALS

         We believe our zinc strip business is the largest producer of zinc strip and fabricated products in the United States. We are the sole source supplier of copper plated zinc penny blanks to both the United States Mint and the Royal Canadian Mint and are currently exploring opportunities with several other countries. In addition, we manufacture a line of industrial zinc items used in the plumbing, automotive, electrical component and European architectural markets, and the Lifejacket(R) anti-corrosion system. Our anticorrosion zinc Lifejacket(R) is gaining recognition as a cost-effective solution to arrest the corrosion of the reinforcement steel within poured concrete structures. We are affected by fluctuations in penny blank requirements of the United States Department of the Treasury and the Federal Reserve System. Although the future use of the penny as legal tender has been debated in recent years, management believes that the zinc based coinage will remain an important part of the currency system for the foreseeable future.

Sales and Marketing

         Our sales and marketing staff consists of individuals with considerable technical background in the field of metallurgy. These individuals focus on leveraging our core capabilities in zinc metallurgy and electrochemistry to exploit new market opportunities. The sales and marketing staff works closely with our engineering and technical services group to deliver products to the customer. We maintain a website which contains technical information regarding the advantageous physical properties of zinc versus other metals.

Manufacturing

         In our Greenville, Tennessee facility, we manufacture alloys of zinc strip and fabricated zinc products in a number of configurations for our customers. We have five lines used to slit the coils into widths specified by customers. Many customers require less than the full master coil diameters, so the large coils are broken down into the requested diameters at the time they are slit. We also produce coin blanks stamped from slit coils using one of five high-speed presses. The stamped blanks are then rimmed and put into one of three electroplating lines where the copper coating is applied.

Raw Materials

         We purchase special high-grade zinc ingot and a variety of metals, including copper, lead, titanium, magnesium, manganese and other alloys, to produce the zinc alloys we use in our various applications. These alloys have been developed by our technical staff to meet the specific physical and chemical characteristics of the finished product applications. We purchase zinc ingot based on market prices quoted on the London Metals Exchange (month-end average price) from a variety of suppliers. Certain customers, including the United States Mint, provide their own purchased zinc that is utilized to manufacture product at a toll conversion price. We purchase copper for both alloying and plating purposes based on market prices quoted on the New York Commodities and Metals Exchange. As with zinc ingot, the United States Mint supplies the required copper for one-cent coin blanks. We also purchase a variety of chemicals for production and waste treatment, primarily for use in copper plating. Prices for chemicals are negotiated with suppliers based on market supply and demand conditions and volume purchase levels.

INJECTION MOLDED PLASTICS

         We manufacture precision custom injection molded components for major companies in the healthcare and consumer products industries. We also own Yorker(R) Closures, a proprietary product line of plastic closures. Products for the healthcare industry include items such as intravenous harness components and surgical devices. Products for manufacturers of consumer goods primarily include packaging and sport shooting ammunition components.

Customers

         We supply shotgun shell components to Winchester Ammunition and various healthcare products (such as contact lens cases) to CIBA Vision Corporation, Ethicon, Inc., Johnson & Johnson, CB Fleet Company, Inc., and Meridian Diagnostics, Inc. and consumer products for The Scotts Company, among others.

Sales and Marketing

         We concentrate our marketing efforts in those markets that require high levels of precision, quality, and engineering expertise. There is potential for continued growth in all product lines, especially in the healthcare market, where our quality, service and "clean room" molding operations are critical competitive factors.

Manufacturing

         We manufacture at three facilities located in Greenville, South Carolina; Reedsville, Pennsylvania; and Springfield, Missouri. The injection-molding process involves converting plastic resin pellets to a fluid state through elevated temperature and pressure, at which point the resin is injected into a mold where it is then formed into a finished part. Molded parts are usually small, intricate components that are produced using multi-cavity tooling. Post-molding operations employ robotics and automation for assembly and packaging.

Raw Materials

         We purchase resin from regular commercial sources of supply and, in most cases, multiple sources. The supply and demand for plastic resins are subject to cyclical and other market factors.

Competition

         The market for injection molded plastics is highly competitive. We concentrate our marketing efforts in those markets that require high levels of precision, quality, engineering expertise and cleanliness. We have differentiated ourselves from our competitors by developing long-lasting relationships with a number of specialty tooling manufacturers and by possessing strong design capabilities. We believe that the quality and cleanliness of our facilities provides another competitive advantage for us. As a result, we believe that we will continue to capture new injection molding programs as they come to market, as well as benefit from continued outsourcing trends among original equipment manufacturers.

OTHER

         Effective November 26, 2001, we sold our underperforming thermoformed plastics operations consisting of the assets of our Triangle, TriEnda and Synergy World divisions (the "TPD Assets") to Wilbert, Inc. for $21.0 million in cash, a $1.9 million noninterest-bearing one-year note, and the assumption of certain identified liabilities. We recorded a pre-tax loss of $121.1 million in 2001 related to the sale.

         Effective November 1, 2001, we sold our majority interest in Microlin, LLC, a developer of proprietary battery and fluid delivery technology, for $1,000 in cash plus contingent consideration based upon future performance through December 31, 2012 and the cancellation of future funding requirements. We recorded a pre-tax loss of $1.4 million in 2001 related to the sale.

         Currently, our other business primarily manufactures thermoformed plastic white goods for a variety of customers in our Fort Smith, Arkansas facility. We also manufacture and sell extruded plastic sheet and roll stock products in smooth, textured and laminated finishes for a variety of customers. Additionally, we produce plastic tables for original equipment manufacturers in our Fort Smith plant and have a proprietary line of tables selling under the Vision(TM) brand that are primarily sold to the hospitality and institutional markets. Our customers are primarily other equipment manufacturers.

         Our products are produced through a thermoforming process. Thermoforming is an operation in which plastic sheet is converted into a formed product through single- or twin-sheet vacuum or pressure formed in conjunction with the application of heat. After the product is formed, the process of removing the excess material, or trimming, is generally performed by automated equipment programmed to execute the appropriate steps to produce the finished part to the customer's specifications. We purchase resin directly for use in the manufacture of extruded sheet and also purchase plastic sheet from third-party suppliers in those instances where we are unable to provide for our needs internally. These raw materials are obtained from regular commercial sources of supply and, in most cases, multiple sources. The supply and demand for plastic resins are subject to cyclical and other market factors. Certain of our customers purchase the resin on our behalf, thereby providing us protection from price fluctuations.

GOVERNMENT CONTRACTS

         We enter into contracts with the United States Government which contain termination provisions customary for government contracts. See "Metals" under the materials based group discussion above. The United States Government retains the right to terminate such contracts at its convenience. However, if the contract is terminated, we are entitled to be reimbursed for allowable costs and profits to the date of termination relating to authorized work performed to such date. The United States Government contracts are also subject to reduction or modification in the event of changes in government requirements or budgetary constraints. Since entering into a contract with us in 1981, the United States Government has not terminated the penny blank supply arrangement.

ENVIRONMENTAL MATTERS

         Our operations are subject to Federal, state and local environmental and health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations. Further, the cost of maintaining compliance has not, and we believe, in the future, will not, have a material adverse effect on our business, results of operations or financial condition. Due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital or operating expenditures will not be required in order to comply with applicable environmental laws and regulations.

         In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. We have attempted to limit our exposure to such liabilities through contractual indemnities and other mechanisms. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will have a material adverse effect upon our business, results of operations or financial condition.

EMPLOYEES

         As of September 30, 2002, we employed approximately 950 people. Approximately 215 union workers are covered by two collective bargaining agreements at our metals and domestic consumables manufacturing facilities. These agreements expire at the domestic consumables facility (Muncie, Indiana) on October 15, 2006, and at the metals facility (Greeneville, Tennessee) on October 4, 2003.

         We have not experienced a work stoppage during the past five years. Management believes that its relationships with our employees and collective bargaining unions are satisfactory.

         Our principal executive offices are located at 555 Theodore Fremd Avenue, Rye, New York, 10580.

                                  RISK FACTORS

         Investing in our securities involves risks, including the risks described in this prospectus, in any prospectus supplement and in the other documents that are incorporated herein by reference. You should carefully consider the risks factors together with all of the other information and data included in this prospectus, any prospectus supplement and the documents that are incorporated herein by reference before you decide to acquire any securities. If any of the following risks actually occur, our business, financial condition or results of operation may suffer.

RISKS RELATING TO JARDEN

REDUCTIONS, CANCELLATIONS, OR DELAYS IN CUSTOMER PURCHASES WOULD ADVERSELY AFFECT OUR PROFITABILITY.

         Customers in our consumer products group, and many customers in our materials based group, generally do not enter into long-term contracts or commitments with us. As a result, these customers may cancel their orders, change purchase quantities from forecast volumes, or delay purchases for a number of reasons beyond our control. Significant or numerous cancellations, reductions, or delays in purchases by customers could have a material adverse effect on our business, results of operations and financial condition. In addition, because many of our costs are fixed, a reduction in customer demand could have an adverse affect on our gross profit margins and operating income.

         Sales to one customer in our consumer products group, Wal-Mart Stores, Inc. and its affiliates, accounted for approximately 8% of our 2001 consolidated net sales and approximately 17% of our 2001 consolidated net sales on a pro forma basis. In addition, sales to one customer in our materials based group accounted for approximately 8% of our 2001 consolidated net sales and approximately 6% of our 2001 consolidated net sales on a pro forma basis. A significant reduction in purchases from either of these customers could have a material adverse effect on our business, results of operations and financial condition.

WE MAY BE ADVERSELY AFFECTED BY THE TREND TOWARDS RETAIL TRADE CONSOLIDATION.

         With the growing trend towards retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength is growing. Our consumer products businesses may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, price demands and other conditions.

SALES OF SOME OF OUR PRODUCTS ARE SEASONAL AND WEATHER RELATED.

         Sales of certain of our products, particularly our consumer products, are seasonal. Sales of our home canning products generally reflect the pattern of the growing season, and sales of our FoodSaver(R) products generally are strongest in the fourth quarter preceding the holiday season. Sales of these products may be negatively impacted by unfavorable weather conditions and other market trends. Periods of drought, for example, may adversely affect the supply and price of fruit, vegetables, and other foods available for home canning. Sales of our consumer products may also be adversely affected by the trend toward decreasing prices and increasing quality of purchased preserved food products. Either or both of these factors could have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON SUPPLIERS IN ASIA.

         The vast majority of our FoodSaver(R) products are manufactured by third party suppliers in China and Korea. Any adverse change in, among other things, any of the following could have a material adverse effect on our business, results of operations and financial condition:

         o    our relationship with these suppliers;

         o    the financial condition of these suppliers;

         o    our ability to import outsourced products; or

         o these suppliers' ability to manufacture and deliver outsourced products on a timely basis.

         We cannot assure you that we could quickly or effectively replace any of our suppliers if the need arose, and we cannot assure you that we could retrieve tooling and molds possessed by any of our suppliers. Our dependence on these few suppliers could also adversely affect our ability to react quickly and effectively to changes in the market for our products. In addition, international manufacturing is subject to significant risks, including, among other things:

         o    labor unrest;

         o    political instability;

         o    restrictions on transfer of funds;

         o    domestic and international customs and tariffs;

         o    unexpected changes in regulatory environments; and

         o    potentially adverse tax consequences.

         Labor in China has historically been readily available at relatively low cost as compared to labor costs applicable in other nations. China has experienced rapid social, political and economic change in recent years. We cannot assure you that labor will continue to be available to us in China at costs consistent with historical levels. A substantial increase in labor costs in China could have a material adverse effect on our business, results of operations and financial condition. Although China currently enjoys "most favored nation" trading status with the United States, the U.S. government has in the past proposed to revoke such status and to impose higher tariffs on products imported from China. We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, results of operations and financial condition.

COMPETITION IN OUR INDUSTRIES MAY HINDER OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY, ACHIEVE PROFITABILITY, OR MAINTAIN RELATIONSHIPS WITH EXISTING CUSTOMERS.

         We operate in highly competitive industries. We compete against numerous other domestic and foreign companies, many of which are more established in their industries and have substantially greater revenue or resources than we do. We also face competition from the manufacturing operations of our current and potential customers in our materials based group. A shift away from outsourcing on behalf of our current or potential customers could have a material adverse effect on our business, results of operations and financial condition. Competition could cause price reductions, reduced profits or losses, or loss of market share, any of which could have a material adverse effect on our business.

         To compete effectively in the future in the consumer products industry, among other things, we must:

         o    maintain strict quality standards;

         o    develop new products that appeal to consumers; and

         o    deliver products on a reliable basis at competitive prices.

         To compete effectively in the future in the materials based industry, among other things, we must:

         o    provide technologically advanced manufacturing services;

         o    maintain strict quality standards;

         o respond flexibly and rapidly to customers' design and schedule changes; and

         o    deliver products on a reliable basis at competitive prices.

         Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

IF WE FAIL TO DEVELOP NEW OR EXPAND EXISTING CUSTOMER RELATIONSHIPS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

         Growth in our consumer products and materials based groups depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

WE CANNOT BE CERTAIN THAT OUR PRODUCT INNOVATIONS AND MARKETING SUCCESSES WILL CONTINUE.

         We believe that our future success will depend, in part, upon our ability to continue to introduce innovative designs in our existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, marketing and manufacturing of any new products or product innovations, or develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner would harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

WE MAY EXPERIENCE DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES, WHICH MAY INTERRUPT OUR BUSINESS OPERATIONS.

         We intend to grow through the acquisition of additional companies, including the proposed acquisition of the business assets of Diamond Brands. We expect to face competition for acquisition candidates, which may limit the number of opportunities and may lead to higher acquisition prices. There can be no assurance that we will be able to identify, acquire, or manage profitably additional businesses or to integrate successfully any acquired businesses into our existing business without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATIONS ARE SUBJECT TO A NUMBER OF FEDERAL, STATE AND LOCAL ENVIRONMENTAL REGULATIONS.

         Our operations are subject to Federal, state and local environmental and health and safety laws and regulations including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. While we do not anticipate having to make, and historically have not had to make, significant capital expenditures in order to comply with applicable environmental laws and regulations, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital expenditures will not be required.

WE MAY BE ADVERSELY AFFECTED BY REMEDIATION OBLIGATIONS MANDATED BY APPLICABLE ENVIRONMENTAL LAWS.

         In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may become liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at these properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment has been conducted. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will require material capital or operating expenditures or will otherwise have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities that may be material.

WE DEPEND UPON KEY PERSONNEL.

         We are highly dependent on the continuing efforts of our executive officers, including Martin E. Franklin, our Chairman and Chief Executive Officer, and Ian G.H. Ashken, our Vice Chairman and Chief Financial Officer, and we likely will depend on the senior management of any significant business we acquire in the future. Our business, results of operations and financial condition could be materially adversely affected by the loss of any of these persons and the inability to attract and retain qualified replacements.

WE ENTER INTO CONTRACTS WITH THE UNITED STATES GOVERNMENT AND OTHER GOVERNMENTS.

         We have entered into a contract with the United States government to supply penny blanks to the United States Mint. We have also entered into a contract with the Canadian government to supply penny blanks to the Royal Canadian Mint. These contracts contain termination provisions customary for government contracts. The United States government and Canadian government retain the right to terminate these contracts at their convenience. These contracts are also subject to reduction or modification in the event of changes in government requirements or budgetary constraints.

         Our largest metals customer is the United States Mint, which comprised approximately 8% of our 2001 consolidated net sales (approximately 6% on a pro forma basis). The United States Mint announced in the fourth quarter of 2001 that it was implementing an inventory reduction program for all coinage. In addition, several times in recent years, proposed legislation has been introduced which, if passed, could reduce or eliminate the circulation of the penny. If production, use or demand for the U.S. penny is reduced, it could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATING RESULTS CAN BE ADVERSELY AFFECTED BY CHANGES IN THE COST OR AVAILABILITY OF RAW MATERIALS.

         Pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

         During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

         Some of the products we manufacture require particular types of glass, plastic, metal or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BECAUSE OF RISKS WHICH ARE PARTICULAR TO INTERNATIONAL OPERATIONS.

         On a pro forma basis, approximately 10.8% of Jarden's net sales in 2001 were derived from sales outside of the United States. In addition, we anticipate that international sales will be a growth area for our consumer products business. International sales (and the international operations of our customers) are subject to inherent risks which could adversely affect us, including, among other things:

         o    fluctuations in the value of currencies;

         o unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

         o    political and economic instability;

         o    increases in duties and taxation; and

         o reversal of the current policies (including favorable tax and lending policies) encouraging foreign investment or foreign trade by our host countries.

OUR PERFORMANCE CAN FLUCTUATE WITH THE FINANCIAL CONDITION OF THE RETAIL
INDUSTRY.

         We sell our consumer products to retailers, including food, hardware, catalog and mass merchants, in the United States and Canada. A significant deterioration in the financial condition of our major customers could have a material adverse effect on our sales and profitability. We continually monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.

         In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a "just-in-time" basis. This requires us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require the carrying of additional inventories.


CLAIMS MADE AGAINST US BASED ON PRODUCT LIABILITY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         As a producer and marketer of consumer products, we are subject to the risk of claims for product liability. We maintain product liability insurance, but there is a risk that our coverage will not be sufficient to insure against all claims which may be brought against us, or that we will not be able to maintain that coverage or obtain additional insurance covering existing or new products. If a product liability claim exceeding our insurance coverage were to be successfully asserted against us, it could have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON OUR PATENTS AND PROPRIETARY RIGHTS.

         Our success with our proprietary products depends, in part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. We also cannot be sure that competitors will not challenge, invalidate or avoid the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. Furthermore, the patents we maintain on the bags used for vacuum sealing expire in 2005 and the patents we maintain on our home vacuum packaging systems expire in 2009. We are currently applying for patents on new bags and vacuum packaging systems that we recently acquired.

WE DEPEND ON A SINGLE MANUFACTURING FACILITY FOR CERTAIN ESSENTIAL PRODUCTS.

         Certain of our products, including some using specially designed machines and proprietary cutting technology, are manufactured at a sole company-owned manufacturing facility. These facilities are subject to the normal hazards that could result in material damage to such facilities. Damage to any of these facilities, or prolonged interruption in the operations of any of these facilities for repairs or other reasons, could have a material adverse effect on our business, results of operations and financial condition.

CERTAIN OF OUR EMPLOYEES ARE REPRESENTED BY LABOR UNIONS.

         Approximately 215 of our employees are covered by collective bargaining agreements. These agreements expire at our domestic consumables facility (Muncie, Indiana) on October 15, 2006 and at our metals facility (Greeneville, Tennessee) on October 4, 2003. While we have not experienced a work stoppage, slowdown or strike during the past five years and management believes that its relationships with our collective bargaining units are good, no assurance can be made that we will not experience a work stoppage, slowdown or strike in the future. A work stoppage, slowdown or strike by our employees, or the employees of our suppliers or customers, could have a material adverse effect on our business, results of operations and financial condition.


OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR DEBT.

         We have a significant amount of indebtedness and will incur more debt if we close the proposed acquisition of Diamond Brands and/or complete a debt offering. Our significant indebtedness could:

         o make it more difficult for us to satisfy our obligations with respect to the debt securities;

         o increase our vulnerability to general adverse economic and industry conditions;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

         o place us at a competitive disadvantage compared to our competitors that have less debt; and

         o    limit, among other things, our ability to borrow additional funds.

         The following table sets forth our total debt, total stockholders' equity, total capitalization and ratio of debt to total capitalization:


                                             September 30, 2002
                                             ------------------
                                                 (Unaudited)
                                           (Dollars in Thousands)
            Total debt                                  $217,290

            Total stockholders' equity                    69,789
                                           ----------------------

            Total capitalization                        $287,079
                                           ======================

            Ratio of debt to total                           76%
            capitalization

       The terms of our senior credit facility, the indenture that will govern the debt securities, and the indenture governing our 9 3/4% senior subordinated notes due 2012 allow us to issue and incur additional debt upon satisfaction of certain conditions. See "Description of Senior Indebtedness" for a description of our senior credit facility. If new debt is added to current debt levels, the related risks described above could increase.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our ability to make payments on and to refinance our indebtedness, including the debt securities, our 9 3/4% senior subordinated notes due 2012, and amounts borrowed under our senior credit facility, and to fund planned capital expenditures and expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

         Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under our senior credit facility, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us under the senior credit facility in an amount sufficient to enable us to service indebtedness, including the debt securities, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the debt securities, our 9 3/4% senior subordinated notes due 2012, and our senior credit facility, on or before maturity. We cannot assure you that we will be able to do so on commercially reasonable terms or at all.

THE INDENTURE RELATED TO THE DEBT SECURITIES, OUR 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012, AND OUR SENIOR CREDIT FACILITY CONTAIN VARIOUS COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION IN THE OPERATION OF OUR BUSINESS.

         Our senior credit facility, the indenture related to our 9 3/4% senior subordinated notes due 2012, and the indenture related to the debt securities contain various provisions that limit our management's discretion by restricting our and our subsidiaries' ability to, among other things:

         o    incur additional indebtedness;

         o pay dividends or distributions on, or redeem or repurchase, capital stock;

         o    make investments;

         o    engage in transactions with affiliates;

         o    incur liens;

         o    transfer or sell assets; and

         o consolidate, merge or transfer all or substantially all of our assets.

         In addition, our senior credit facility requires us to meet certain financial ratios. Any failure to comply with the restrictions of our senior credit facility, the indenture related to our 9 3/4% senior subordinated notes due 2012, the indenture related to the debt securities or any other subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE RELATED TO OUR 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012.

         Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes under the indenture related to our 9 3/4% senior subordinated notes due 2012. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of these notes. In addition, restrictions in our senior credit facility prohibit repurchases of the notes unless a waiver is obtained from the lenders or our senior credit facility is repaid in full. If we fail to repurchase the notes following a change of control, we will be in default under the indenture related to the notes, which will result in a cross-default under our senior credit facility. Any future debt, including the debt securities, which we incur may also contain restrictions on repayment of the notes. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness would not constitute a change of control under the indenture related to the notes.


                        RISKS RELATED TO OUR COMMON STOCK

DELAWARE LAW AND OUR RIGHTS PLAN MAY LIMIT POSSIBLE TAKEOVERS.

         Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general,
Section 203 prohibits publicly-held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares and could, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.

         We have adopted a rights plan that provides that shares of our common stock have associated preferred stock purchase rights. These rights become exercisable and detachable from the associated common stock only on the tenth day following a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock or on the tenth business day (or such later date as our board of directors will determine) following the commencement of a tender offer or exchange offer that would result in a person or group holding 15% or more of the outstanding shares of our common stock. The rights entitle our stockholders, other than the person or entity that has acquired or made an exchange or tender offer for 15% or more of our outstanding common stock, to purchase shares of our series A junior participating preferred stock or other capital stock and, in certain circumstances, would allow our stockholders to acquire capital stock in an entity that acquires our company. The exercise of these rights would make the acquisition of Jarden by a third party more expensive to that party and has the effect of discouraging third parties from acquiring our company without the approval of our board of directors, which has the power to redeem these rights and prevent their exercise. The preferred stock purchase rights are not presently exercisable and will expire at the close of business on March 22, 2003, unless earlier redeemed by us.

THE MARKET PRICE FOR OUR COMMON STOCK IS VOLATILE.

         The market price for our common stock may be highly volatile. We believe that a variety of factors, including announcements by us or our competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could use the market price of our common stock to fluctuate substantially. Additionally, the market in general, and our common stock in particular, may be subject to increased volatility due to general economic conditions and the terrorist attacks in New York and Washington, D.C. and any resulting conflicts.

WE MAY ISSUE A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK IN CONNECTION WITH FUTURE ACQUISITIONS AND THE SALE OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

         As part of our growth strategy, we anticipate issuing additional shares of our common stock, preferred stock, and warrants. We may file other shelf registration statements with the Securities and Exchange Commission that we may use to sell shares of our common stock preferred stock, and warrants from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions for stock or warrants to purchase our stock, the number of outstanding shares of common stock and/or preferred stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving warrants or shares of our common or preferred stock in connection with these acquisitions may be more likely to sell large quantities of their warrants and stock which may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than would otherwise be obtained.

OUR STOCK PRICE MAY BE ADVERSELY AFFECTED IF OUR STOCKHOLDERS SELL SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK, OR OUR PREFERRED STOCK OR WARRANTS CONVERTIBLE INTO OUR COMMON STOCK, IN THE PUBLIC MARKET FOLLOWING THE OFFERING.

If our stockholders sell substantial amounts of our common stock, or our preferred stock or warrants convertible into our common stock, in the public market following this offering, the market price of our common stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate and may require us to issue greater amounts of our common stock to finance such acquisition. Additional shares sold in this offering or to finance acquisitions may dilute our earnings per share if the new operations' earnings are disappointing.

SINCE WE HAVE BROAD DISCRETION IN HOW WE USE THE NET PROCEEDS FROM THIS OFFERING, WE MAY USE SUCH PROCEEDS IN WAYS WITH WHICH YOU DISAGREE.

         We have not allocated specific amounts of the net proceeds from this offering to any specific purpose. While we expect to use a portion of the net proceeds from this offering to pay down our credit facility, our credit facility will permit us to re-borrow that money at later times. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The failure of management to use such funds effectively could have a material adverse effect on our business, financial condition and operating results.

                      RISKS RELATING TO THE DEBT SECURITIES




YOUR RIGHT TO RECEIVE PAYMENTS ON THE DEBT SECURITIES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE DEBT SECURITIES ARE JUNIOR TO ALL OF THE GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

         The debt securities and the guarantees rank behind all of our and the guarantors' existing senior indebtedness and all of our and the guarantors' future senior indebtedness. See "Description of Senior Indebtedness" for a description of our senior credit facility. As of September 30, 2002, the debt securities and the guarantees were subordinated to approximately $53 million of senior debt. In addition, our senior credit facility permitted up to approximately $46 million of additional borrowings, subject to compliance with the covenants and conditions to borrowing under the senior credit facility, which borrowings would be senior to the debt securities and the guarantees. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future.

         As a result of this subordination, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceedings relating to us or the guarantors or our or the guarantors' property, the holders of our senior debt and the senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the debt securities or the guarantees.

         In addition, all payments on the debt securities and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

         In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, the indenture relating to the debt securities will require that amounts otherwise payable to holders of the debt securities in a bankruptcy or similar proceeding be paid to holders of senior debt instead until the holders of senior debt are paid in full. As a result, holders of the debt securities may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

SINCE THE DEBT SECURITIES ARE UNSECURED, YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF HOLDERS OF SECURED DEBT.

         In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the debt securities will be unsecured while obligations under our senior credit facility will be secured by substantially all of our assets and those of our subsidiaries. If we become insolvent or are liquidated, or if payment under the senior credit facility is accelerated, the lenders under the senior credit facility are entitled to exercise the remedies available to a secured lender under applicable law. These lenders have a claim on all assets securing the senior credit facility before the holders of unsecured debt, including the debt securities.

NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE OUR OBLIGATIONS UNDER THE DEBT SECURITIES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE DEBT SECURITIES.

         Our present and future domestic restricted subsidiaries will guarantee the debt securities. Payments on the debt securities are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the debt securities, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. On a pro forma basis, as of and for the year ended December 31, 2001, the aggregate total assets and net sales of our foreign subsidiaries, which represent all of our non-guarantor subsidiaries, were $14.3 million and $15.3 million, respectively, or 4.6% and 3.6%, respectively, of our total assets and net sales.

         In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the debt securities are effectively subordinated to all indebtedness and other liabilities of the non-guarantor subsidiaries.




A PUBLIC MARKET FOR THE DEBT SECURITIES MAY NOT DEVELOP.

         There can be no assurance that a public market for the debt securities will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the debt securities could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the debt securities on any securities exchange or for quotation of the debt securities on any automated quotation system. If an active public market does not develop or continue, the market price and liquidity of the debt securities may be adversely affected.

         In addition, the liquidity of the trading market in the debt securities, and the market price quoted for the debt securities, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the debt securities.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE SECURITY HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

         If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

         o received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

         o    either:

              o was insolvent or rendered insolvent by reason of entering into a guarantee; or

              o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

              o intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

         In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

         If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the debt securities would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the debt securities. The debt securities then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

         o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

         o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         o it could not pay its debts or contingent liabilities as they become due.

         If the claims of the holders of the debt securities against any subsidiary were subordinated in favor of other creditors of the subsidiary, the other creditors would be entitled to be paid in full before any payment could be made on the debt securities. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims there would be sufficient assets remaining to satisfy the claims of the holders of the debt securities.

         Based upon financial and other information, we believe that the guarantees are being incurred for proper proposes and in good faith and that we, and our subsidiaries that are guarantors, on a consolidated basis, are solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on our business after the issuance of the debt securities and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

                           FORWARD LOOKING STATEMENTS

         Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

         Before you invest in our common stock or debt securities, you should be aware that the occurrence of the events described in the immediately above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operation.

         The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

                                 USE OF PROCEEDS


         Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and other potential acquisitions, and to make certain required prepayments under our senior credit facility. See the section titled "Description of Senior Indebtedness" for a detailed description of required prepayments. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from our sale of any securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for the five years ended December 31, 2001 and the nine months ended September 30, 2002 are set forth below:

                         --------------------------------------------------------------
                                                                  FOR THE NINE MONTHS
                               FOR THE YEAR ENDED DECEMBER 31,    ENDED SEPTEMBER 30,
                         --------------------------------------------------------------
                           1997     1998    1999    2000     2001        2002
                         --------------------------------------------------------------
Ratio of earnings to
fixed charges              10.5     12.4     6.2     1.5      *          4.6
                         ==============================================================

* For the actual year ended December 31, 2001, the calculated ratio of earnings to fixed charges is less than one-to- one and represents a deficiency of approximately $125.6 million.

         The ratios of earnings to fixed charges are calculated as follows:

  (income before income taxes
     and minority interest)    + (fixed charges) - (capitalized interest)
   ---------------------------------------------------------------------
                                 (fixed charges)


                       DESCRIPTION OF THE DEBT SECURITIES

         This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.


         The debt securities are to be issued under an indenture between us and a trustee, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA").

         The form of the indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the form of indenture will be described in the prospectus supplement relating to the debt securities.

         The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture (including those terms made a part of the indenture by reference to the TIA) and such debt securities. We have filed a copy of the indenture as an exhibit to the registration statement. Capitalized terms used in the summary below have the meanings specified in the indenture.


GENERAL

         The terms of each series of debt securities will be detailed or determined in the manner provided in the indenture and any applicable supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

         We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities, if applicable:

         o    the title of the debt securities;




         o any limit on the aggregate principal amount of the debt securities;

         o the date or dates on which we will pay the principal on the debt securities;


         o the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for the interest payable on any interest payment date;

         o the place or places where principal of and any premium and interest on the debt securities will be payable;


         o whether the debt securities rank as senior subordinated debt securities or subordinated debt securities;

         o    the terms of any guarantee of any debt securities;

         o the terms and conditions upon which we may redeem the debt securities;

         o any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;




         o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

         o whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

         o the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;


         o the currency, currencies, or currency units in which payment of the principal of and any premium and interest debt securities will be made;

         o if payments of principal of or any premium and interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies, or currency units in which payment of principal of or any premium and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

         o the manner in which the amounts of payment of principal of or any premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index, based upon a formula, or in some other manner;


         o whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;




         o any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;


         o any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

         o any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.



TRANSFER AND EXCHANGE

         A holder will be able to transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders may be required to pay all taxes due on transfer.


EVENTS OF DEFAULT AND REMEDIES

         An event of default means with respect to any series of debt securities, any of the following:

         o default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

         o default in the payment of the principal of or premium, if any, on any debt security of that series when it becomes due and payable;

         o default in the making of any sinking fund payment when and as due in respect of any debt security of that series;

         o default in the performance, or breach, of any other material covenant or warranty by us in the indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt elsewhere in the indenture or that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a certain specified percentage in aggregate principal amount of the then outstanding debt securities of that series as provided in the indenture;

         o any nonpayment or other default is made under any agreement or instrument relating to any of our other indebtedness and such default shall have continued after any applicable grace period and results in that indebtedness becoming due prior to its stated maturity or occurs at the final maturity of that indebtedness;

         o    certain events of bankruptcy, insolvency or reorganization; and

         o any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

         No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.

         If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a certain specified percentage in aggregate principal amount of the then outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series.

         In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and premium, if any, and interest of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

         At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under "-- Amendment, Supplement and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

         The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.


AMENDMENT, SUPPLEMENT AND WAIVER


         Without notice to or the consent of any holders, we and the trustee enter into one or more supplemental indentures for any of the following purposes:

         o to evidence the succession of another entity to us and the assumption by that successor of our covenants in the indenture and in the debt securities;

         o to add to the covenants for the benefit of the holders of all or any series of debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any right or power conferred upon us;

         o    to add any additional events of default;

         o to add or change any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form

         o subject to certain limitations, to add to, change, or eliminate any of the provisions of the indenture in respect of any series of debt securities;

         o to establish the form or terms of debt securities of any series as permitted by the indenture;

         o to evidence and provide for the acceptance of appointment of a separate or successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

         o to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

         We and the trustee may, with some exceptions, amend or modify any indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

         o change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, or change the coin or currency in which any premium or interest on any debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

         o reduce the percentages of holders whose consent is required for any modification or waiver; or

         o modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

         A modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders' rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

         The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of that series waive any past default and its consequences with respect to that series, except:

         o a default in the payment of interest on or premium, if any, or the principal of, any debt security of that series; or

         o a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

DEFEASANCE OF INDENTURE


         Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).

         Covenant Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions we may omit to comply with certain covenants contained in the indenture, as well as additional covenants contained in a supplement to the indenture and that certain events of default under the indenture will not constitute a an event of default with respect to the debt securities of that series.

         In the case of either legal defeasance or covenant defeasance, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge the principal of and premium and interest on the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

         This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

CONSOLIDATION, MERGER, SALE OR TRANSFER

         We may not consolidate with or merge with or into any other person or transfer all or substantially all of our properties and assets to any person unless, among other things:

         o    either:

              o    we are the surviving or continuing corporation; or

              o the person (if other than us) formed by such consolidation or into which we are merged or the person which all or substantially all of our properties and assets are transferred is a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture all of our obligations under the debt securities and the indenture; and

         o immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection with the transaction, no default will exist.


                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         The holders of our common stock, par value $0.01 per share, are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of common stock have any right to cumulative voting. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor. We currently do not and do not intend to pay cash dividends on our common stock in the foreseeable future, and, at this time, are restricted from doing so under the terms of our credit facility.

         In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference and other amounts owed to the holders of our preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. Subject to adjustment and certain limitations, each share of common stock has a preferred stock purchase right that entitles the registered holder of the common stock to purchase from us a unit consisting of one one-hundredth of a share of our series A junior participating preferred stock, at an exercise price of $45.00 per Right upon the happening of certain events. The preferred stock purchase rights are not presently exercisable and will expire at the close of business on March 22, 2003, unless earlier redeemed by us.

         Our common stock is listed on the New York Stock Exchange under the symbol "JAH."

PREFERRED STOCK

         Our restated certificate of incorporation, as amended, authorizes our board of directors to issue, without further stockholder action, up to 5,000,000 shares of preferred stock, in one or more series, having a par value of $.01 per share, 250,000 of which has been designated as Series A Junior Participating Preferred Stock. The board of directors is authorized to fix for each such series the designation and relative rights (including, if any, conversion, participation, voting and dividend rights and stated redemption and liquidation values), preferences, limitations and restrictions, as are stated in the resolutions adopted by the board of directors and as are permitted by General Corporation Law of the State of Delaware. One right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock is attached to each outstanding share of our common stock.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities, shares of preferred stock, or shares or common stock. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

         Each warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

         o    the title of the warrants;

         o    the aggregate number of the warrants;

         o    the price or prices at which the warrants will be issued;

         o the designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

         o the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each security;

         o the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

         o the price at which the securities purchasable upon exercise of the warrants may be purchased;

         o the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

         o the maximum or minimum number of warrants which may be exercised at any time;

         o a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants; and

         o any other terms of the warrants and terms, procedures and limitations relating to the exercise of the warrants.

         Holders may exchange warrant certificates for new warrant certificates of different denominations, and may exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise.

                       DESCRIPTION OF SENIOR INDEBTEDNESS

         On April 24, 2002, we refinanced our existing senior indebtedness with a new $100 million senior secured credit facility (the "Credit Facility") pursuant to the terms of a Credit Agreement (the "Credit Agreement"), with Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), Swing Line Lender, and L/C Issuer, Canadian Imperial Bank of Commerce, as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and the other Lenders party thereto, including The Bank of New York, Fleet National Bank, Harris Trust and Savings Bank, U.S. Bank National Association, Allfirst Bank, Transamerica Business Capital Corporation, and Union Federal Bank of Indianapolis.

         The Credit Agreement, among other things, provides for a new senior credit facility for up to $100 million of senior secured loans, consisting of a $50 million five-year revolving credit facility (the "Revolving Credit Facility") and a $50 million five-year term loan facility (the "Term Loan Facility").

         The Revolving Credit Facility includes up to an aggregate of $10 million in standby and commercial letters of credit and up to an aggregate of $10 million in swing line loans. As of June 30, 2002, we had not drawn any of the $50 million available under the Revolving Credit Facility, although we used $2.6 million of availability in connection with pre-existing letters of credit.

         The Term Loan Facility was drawn in full, in the amount of $50 million, at the closing of the Credit Facility and $48.75 million was outstanding as of September 30, 2002 reflecting scheduled principal repayment since issuance. Principal and interest under the Term Loan Facility are payable quarterly, in accordance with a specified amortization schedule, with the final payment of all amounts outstanding thereunder being due on April 24, 2007.

         The Revolving Credit Facility and the Term Loan Facility bear interest at a rate equal to (i) the Eurodollar Rate (as determined by the Administrative Agent) pursuant to an agreed formula or (ii) a Base Rate equal to the higher of
(a) the Bank of America prime rate and (b) the federal funds rate plus .50%, plus, in each case, an applicable margin ranging from .75% to 1.50% for Base Rate loans and from 2.00% to 2.75% for Eurodollar Rate loans.

         The Credit Agreement contains certain restrictions on the conduct of our business, including, among other things, restrictions, generally, on:

         o incurring debt, including any debt issued in connection with this offering;

         o    disposing of certain assets;

         o    making investments;

         o    exceeding certain agreed capital expenditures;

         o    creating or suffering liens on our assets;

         o completing certain mergers, consolidations, and with permitted exceptions, acquisitions;

         o    declaring dividends;

         o    redeeming or prepaying other debt; and

         o    transactions with affiliates.

         The Credit Agreement also requires us to maintain the following financial covenants:

         o our consolidated net worth may not be at any time less than the sum of:

              o    $30,000,000;

              o an amount equal to 50% of our consolidated net income earned in each fiscal quarter ending after December 31, 2001 (with no deduction for a net loss in any such fiscal quarter); and

              o an amount equal to 100% of the aggregate increases in the stockholders' equity of Jarden and our subsidiaries after April 24, 2002 by reason of the issuance and sale of our capital stock (including upon any conversion of our debt securities into our capital stock);

         o our total leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

              ------------------------------------------------------------------
              Four-Quarter Period
              ending closest to:                    Maximum Total Leverage Ratio
              ------------------------------------------------------------------
              September 30, 2002;
              December 31, 2002;                           3.50 to 1.00
              March 31, 2003;
              June 30, 2003; and
              September 30, 2003
              ------------------------------------------------------------------
              December 31, 2003;
              March 31, 2004;                              3.25 to 1.00
              June 30, 2004; and
              September 30, 2004
              ------------------------------------------------------------------
              December 31, 2004 and thereafter             3.00 to 1.00
              ------------------------------------------------------------------

         o our senior leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

              ------------------------------------------------------------------
              Four-Quarter Period
              ending closest to:                   Maximum Senior Leverage Ratio
              ------------------------------------------------------------------
              September 30, 2002;
              December 31, 2002; and                       2.00 to 1.00
              March 31, 2003
              ------------------------------------------------------------------
              June 30, 2003;
              September 30, 2003;
              December 31, 2003;                           1.75 to 1.00
              March 31, 2004;
              June 30, 2004; and
              September 30, 2004
              ------------------------------------------------------------------
              December 31, 2004 and thereafter             1.50 to 1.00
              ------------------------------------------------------------------

              ; and

         o our fixed charge ratio as of the end of any applicable period, beginning with the period ending closest to September 30, 2002, may not be less than 1.25 to 1.00.

         However, the Credit Agreement does not make any significant restrictions on our or our domestic subsidiaries' ability to obtain funds from their respective subsidiaries by dividend or loan.

         The occurrence of certain events or conditions described in the Credit Agreement (subject to grace periods in certain cases) constitutes an event of default. If an event of default occurs, the Administrative Agent may, at the request or consent of the Lenders, among other things, declare the entire outstanding balance of principal and interest of all outstanding loans to be immediately due and payable. The events of default include, among other things:

         o our failure to pay any principal, interest, or other fees when due;

         o    any material judgment or order entered against us;

         o    any inaccuracy in the representations and warranties;

         o failure to observe certain covenants under the Credit Agreement (including, e.g., the financial covenants);

         o bankruptcy, insolvency or receivership proceedings with respect to Jarden; and

         o    a change of control of Jarden.

         The Credit Agreement provides that we shall make required prepayments of the Term Loan and Revolving Loan, including, among other things, upon the happening of the following events:

         o    in the event that our total leverage ratio is greater than 3.00 to
              1.00 as of the end of any fiscal year, beginning with the fiscal year ending December 31, 2002, we must make a prepayment in an amount equal to fifty percent (50%) of the amount of excess cash flow, each such prepayment to be made on the date our and our subsidiaries' financial statements for such fiscal year are required to be delivered (or if earlier, the date such financial statements are delivered) pursuant to the Credit Agreement;

         o we must make, or must cause each applicable subsidiary to make, a prepayment with respect to each private or public offering of equity securities of Jarden or any of our subsidiaries (other than equity securities issued to Jarden or a guarantor) in an amount equal to fifty percent (50%) of the net proceeds of each issuance of equity securities of the Jarden or any of our subsidiaries, each such prepayment to be made within ten (10) business days of receipt of such proceeds and upon not less than five (5) business days' prior written notice to the Administrative Agent; however, no prepayment shall be required of the first $10,000,000 of net proceeds in each fiscal year of Jarden realized from (x) the issuance of equity securities in connection with the exercise of any option, warrant or other convertible security of Jarden or any of our subsidiaries or (y) the issuance, award or grant of equity securities to eligible participants under a stock plan of Jarden.

         o we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds from each Disposition (as defined below) other than certain Permitted Dispositions (as defined below), each such prepayment to be made within ten (10) business days of receipt of the net proceeds thereof and upon not less than five (5) business days' prior written notice to the Administrative Agent. Disposition means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. A Disposition shall not include (a "Permitted Disposition"):

              o Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

              o    Dispositions of inventory in the ordinary course of business;

              o Dispositions by Jarden or any of our subsidiaries of equipment or real property which is replaced by equipment or real property of substantially equivalent or greater utility and value within ninety (90) days of the date of disposition thereof, provided that if the fair market value of the property so disposed of is greater than $3,000,000, the Administrative Agent will have received notice of such disposition from us not less than twenty (20) days prior to the consummation of such disposition;

              o Dispositions of property (i) by any of our subsidiaries to a guarantor, (ii) by us or any guarantor to any guarantor, and
                   (iii) by any of our subsidiaries that is not a guarantor to any other of our subsidiaries that is not a guarantor;

              o any of our subsidiaries may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to any guarantor, provided that, if a merger, the guarantor must be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a guarantor, the sale shall be at fair market value and the aggregate amount of all such sales will not exceed $5,000,000;

              o any of our subsidiaries substantially all of whose assets consist of other subsidiaries' securities or other equity securities in any person may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to us, provided that, if a merger, we will be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a guarantor, the sale will be at fair market value and the aggregate amount of all such sales will not exceed $5,000,000;

              o any of our subsidiaries that is not a guarantor may merge with or sell substantially all its assets (upon voluntary liquidation or otherwise) to any one or more subsidiaries that is not a guarantor; and

              o Dispositions not otherwise permitted by above, so long as the aggregate fair market value of all such property so disposed in any fiscal year of Jarden does not exceed $35,000,000 and the net proceeds therefrom are applied in accordance with the Credit Agreement;

         o In the event that the net proceeds received from insurance carried with respect to the collateral securing our obligations under the Credit Agreement and the other loan documents is not completely and fully utilized for the repair or replacement of such collateral, we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds received with respect to such insurance that is not so utilized.

         In connection with entering into the Credit Agreement, all of our domestic subsidiaries, including Hearthmark, Inc., Alltrista Plastics Corporation, Alltrista Newco Corporation, Alltrista Zinc Products, L.P., TriEnda Corporation, Tilia, Inc. (formerly known as Alltrista Acquisition I, Inc.), Tilia Direct, Inc. (formerly known as Alltrista Acquisition II, Inc.), and Tilia International, Inc. (formerly known as Alltrista Acquisition III, Inc.), and Quoin Corporation, have agreed to guarantee our obligations under the Credit Agreement.

         Pursuant to a securities pledge agreement, all obligations under the Credit Agreement are secured by a security interest in all of the capital stock or other equity interests of each of our existing or future direct or indirect domestic subsidiaries, and 65% of the voting capital stock or other equity interests and 100% of the nonvoting stock or other equity interests of each of our (or any of our direct or indirect domestic subsidiaries') existing or future direct foreign subsidiaries. Pursuant to the terms of a security agreement and an intellectual property security agreement, the obligations under the Credit Agreement are also secured by a security interest in substantially all of the assets and properties of us and our domestic subsidiaries.

         The foregoing is a summary of the material provisions of the Credit Agreement and certain of the documents entered into by us and our domestic subsidiaries in connection therewith which are incorporated herein by reference.


                              PLAN OF DISTRIBUTION

         We may sell securities to or through underwriters and also may sell securities directly to purchasers or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.

         We may distribute the securities from time to time in one or more transactions:

         o    at a fixed price or prices, which may be changed;

         o    at market prices prevailing at the time of sale;

         o    at prices related to such prevailing market prices; or

         o    at negotiated prices.

         We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

         We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

         To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

         Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Public Reference Room of the Commission is 1-800-SEC-0330. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         With respect to the common stock, preferred stock, warrants, and debt securities, this prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our common stock, preferred stock, warrants, and debt securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

         You should rely on the information contained in this prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale or exchange of securities, however, we have a duty to update that information while this prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this prospectus or any material information with respect to the plan of distribution was not previously disclosed in the prospectus or there is any material change to such information in the prospectus. This prospectus does not offer to sell or solicit any offer to buy any securities other than the common stock, preferred stock, warrants, and debt securities to which it relates, nor does it offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                     EXPERTS

         The consolidated financial statements of Jarden Corporation and subsidiaries (formerly Alltrista Corporation and subsidiaries) appearing in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Tilia International, Inc. and its subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

--------------------------------------------------------------------------------



                                   PROSPECTUS

                               JARDEN CORPORATION

                                  $150,000,000

                         DEBT SECURITIES, COMMON STOCK,
                          PREFERRED STOCK, AND WARRANTS

                            ------------------------


                              ___________ __, 2003


         UNTIL ___________ __, 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

        Securities and Exchange Commission Fee                 $  13,800
        *Legal Fees and Expenses                                 200,000
        *Accounting Fees and Expenses                             35,000
        *Printing Expenses                                        50,000
        *Blue Sky Fees                                             7,500
        *Trustee/Issuing & Paying Agent Fees and Expenses          5,000
        *Transfer Agent Fees & Expenses                            5,000
        *Miscellaneous                                            33,700
                                                               ---------

        *Total                                                 $ 350,000
                                                               =========

        *Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

         Article VII, Section B of Jarden's Restated Certificate of Incorporation, as amended, provides the following:

         1. Jarden shall indemnify each person who is or was a director, officer or employee of Jarden, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of Jarden, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of Jarden or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of Jarden or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that a determination is made by Jarden in accordance with Delaware law that such person acted in good faith and in a manner he reasonably believed to be in the best interests of Jarden or at least not opposed to the best interests of such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had reasonable cause to believe his conduct was lawful or no reasonable cause to believe that his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in the previous sentence. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to Jarden or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to Jarden for an accounting of profits in fact made from the purchase or sale of securities of Jarden within the meaning of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

         2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by Jarden, but only if (a) the Board of Directors of Jarden, acting by a quorum consisting of directors who are not partners to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Section B of Article VII; or (b) outside legal counsel engaged by Jarden (who may be regular counsel of Jarden) shall deliver to Jarden its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by Jarden, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section B of Article VII.

         3. As used in this Section B of Article VII, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments of fines or penalties, and the term "expense" shall include, but not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. Jarden may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article VII.

         4. The provisions of this Section B of Article VII shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee. Any repeal or modification of the provisions of this Section B of
              Article VII by the stockholders of Jarden shall not adversely affect any rights to indemnification and advancement of expenses existing pursuant to this Section B of Article VII with respect to any acts or omissions occurring prior to such repeal or modification.

         The directors and officers of Jarden are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by Jarden.

ITEM 16. EXHIBITS

Exhibit  Description
-------  -----------
1.1      Form of Underwriting Agreement. (3)


3.1      Restated Certificate of Incorporation of Jarden Corporation (filed as
         Exhibit 3.1 to Jarden Corporation's Annual Report on Form 10-K, filed with the Commission on March 27, 2002 and incorporated herein by reference).

3.2 Certificate of Amendment of Restated Certificate of Incorporation of Jarden Corporation (filed as Exhibit 3.2 to Jarden Corporation's Current Report on Form 8-K, filed with the Commission on June 4, 2002 and incorporated herein by reference).

3.3 Bylaws of Jarden Corporation (filed as Exhibit C to Jarden Corporation's Definitive Proxy Statement, filed with the Commission on November 26, 2001 and incorporated herein by reference).

4.1 Indenture, dated as of January 29, 2003, between Jarden Corporation and The Bank of New York. (2)


4.2      Form of Debt Security. (3)


5.1      Opinion of Kane Kessler, P.C. (2)

5.2      Opinion of Ice Miller. (2)


12.1     Statement of Computation of Ratio of Earnings to Fixed Charges. (1)


23.1     Consent of Ernst & Young LLP. (2)

23.2     Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1 Powers of Attorney (See signature pages of this registration statement). (1)

25.1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1. (2)



(1) Incorporated by reference to the Form S-3 filed by Jarden Corporation on January 7, 2003.
(2) Filed herewith.
(3) To be filed by amendment or by a report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

ITEM 17. UNDERTAKINGS

         A.   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Jarden pursuant to Section 13 or
                  Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Jarden's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Jarden pursuant to the foregoing provisions, or otherwise, Jarden has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Jarden of expenses incurred or paid by a director, officer or controlling person of Jarden in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Jarden will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D.   We further undertake that:

              (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
              (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                       JARDEN CORPORATION


                                       By: /s/ Ian G.H. Ashken
                                           -----------------------
                                           Name:  Ian G.H. Ashken
                                           Title: Vice Chairman, Chief Financial
                                                   Officer, and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Name                        Title                              Date
        ----                        -----                              ----


*                          Chairman and Chief Executive         January 29, 2003
-------------------------  Officer (Principal Executive
Martin E. Franklin         Officer)



/s/ Ian G.H. Ashken        Vice Chairman, Chief Financial       January 29, 2003
-------------------------  Officer and Secretary (Principal
Ian G. H. Ashken           Financial Officer and Principal
                           Accounting Officer)


*                          Director                             January 29, 2003
-------------------------
Rene-Pierre Azria


*                          Director                             January 29, 2003
-------------------------
Douglas W. Huemme


*                          Director                             January 29, 2003
-------------------------
Richard L. Molen


*                          Director                             January 29, 2003
-------------------------
Lynda W. Popwell


*                          Director                             January 29, 2003
-------------------------
Irwin D. Simon

*                          Director                             January 29, 2003
-------------------------
Robert L. Wood


* By: /s/ Ian G.H. Ashken
      -------------------
      Ian G.H. Ashken
      as Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                              ALLTRISTA NEWCO CORPORATION


                                              By: /s/ Ian G.H. Ashken
                                                  ------------------------------
                                                  Name:  Ian G.H. Ashken
                                                  Title: Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Name                      Title                            Date
          ----                      -----                            ----



*                             Director and President           January 29, 2003
-------------------------
Martin E. Franklin


 /s/ Ian G.H. Ashken          Director, Secretary, and         January 29, 2003
-------------------------     Treasurer
Ian G. H. Ashken


* By: /s/ Ian G.H. Ashken
      -------------------
      Ian G.H. Ashken
      as Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                              ALLTRISTA PLASTICS CORPORATION


                                              By: /s/ Ian G.H. Ashken
                                                  ------------------------------
                                                  Name:  Ian G.H. Ashken
                                                  Title: Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         Name                        Title                           Date
         ----                        -----                           ----


*                             Director and President           January 29, 2003
-------------------------
Martin E. Franklin


 /s/ Ian G.H. Ashken          Director, Secretary,             January 29, 2003
-------------------------     and Treasurer
Ian G. H. Ashken


* By: /s/ Ian G.H. Ashken
      -------------------
      Ian G.H. Ashken
      as Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                          ALLTRISTA ZINC PRODUCTS, L.P.
                                          By: Alltrista Newco Corporation


                                              By: /s/ Ian G.H. Ashken
                                                  ------------------------------
                                                  Name: Ian G.H. Ashken
                                                  Title: Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Name                       Title                             Date
         ----                       -----                             ----



 /s/ Ian G.H. Ashken        Treasurer and Secretary of          January 29, 2003
-------------------------   Alltrista Newco Corporation, the
Ian G. H. Ashken            general partner of Alltrista Zinc
                            Products, L.P.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                                  HEARTHMARK, INC.


                                              By: /s/ Ian G.H. Ashken
                                                  ------------------------------
                                                  Name: Ian G.H. Ashken
                                                  Title: Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Name                        Title                            Date
         ----                        -----                            ----



*                             Director and President           January 29, 2003
-------------------------
Martin E. Franklin


 /s/ Ian G.H. Ashken          Director, Secretary,             January 29, 2003
-------------------------     and Treasurer
Ian G. H. Ashken


* By: /s/ Ian G.H. Ashken
      -------------------
      Ian G.H. Ashken
      as Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                                     QUOIN CORPORATION


                                                 By: /s/ Ian G.H. Ashken
                                                     -----------------------
                                                     Name:  Ian G.H. Ashken
                                                     Title: Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Name                         Title                          Date
        ----                         -----                          ----



*                             Director and President           January 29, 2003
-------------------------
Martin E. Franklin


 /s/ Ian G.H. Ashken          Director and Treasurer           January 29, 2003
-------------------------
Ian G. H. Ashken


*By: /s/ Ian G.H. Ashken
     --------------------
     Ian G.H. Ashken
     as Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                                  TILIA, INC.


                                              By: /s/ Ian G.H. Ashken
                                                  ------------------------------
                                                  Name: Ian G.H. Ashken
                                                  Title: Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Name                        Title                             Date
        ----                        -----                             ----



*                             Director and Vice President      January 29, 2003
------------------------
Martin E. Franklin


*                             Director and Vice President      January 29, 2003
------------------------
Desiree DeStefano


* By: /s/ Ian G.H. Ashken
      -------------------
      Ian G.H. Ashken
      as Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                                  TILIA DIRECT, INC.


                                              By: /s/ Ian G.H. Ashken
                                                  ------------------------------
                                                  Name: Ian G.H. Ashken
                                                  Title: Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

       Name                        Title                              Date
       ----                        -----                              ----



 /s/ Ian G.H. Ashken          Director, Secretary,             January 29, 2003
-------------------------     and Treasurer
Ian G. H. Ashken


*                             Director                         January 29, 2003
-------------------------
J. David Tolbert


* By: /s/ Ian G.H. Ashken
      -------------------
      Ian G.H. Ashken
      as Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 29, 2003.



                                                TILIA INTERNATIONAL, INC.


                                            By: /s/ Ian G.H. Ashken
                                                --------------------------------
                                                Name: Ian G.H. Ashken
                                                Title: Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

       Name                      Title                               Date
       ----                      -----                               ----



*                             Director and Vice President      January 29, 2003
-------------------------
Martin E. Franklin


 /s/ Ian G.H. Ashken          Director, Secretary,             January 29, 2003
-------------------------     and Treasurer
Ian G. H. Ashken


* By: /s/ Ian G.H. Ashken
      -------------------
      Ian G.H. Ashken
      as Attorney-in-fact

INDEX TO EXHIBITS

Exhibit  Description
-------  -----------
1.1      Form of Underwriting Agreement. (3)


3.1      Restated Certificate of Incorporation of Jarden Corporation (filed as
         Exhibit 3.1 to Jarden Corporation's Annual Report on Form 10-K, filed with the Commission on March 27, 2002 and incorporated herein by reference).

3.2 Certificate of Amendment of Restated Certificate of Incorporation of Jarden Corporation (filed as Exhibit 3.2 to Jarden Corporation's Current Report on Form 8-K, filed with the Commission on June 4, 2002 and incorporated herein by reference).

3.3 Bylaws of Jarden Corporation (filed as Exhibit C to Jarden Corporation's Definitive Proxy Statement, filed with the Commission on November 26, 2001 and incorporated herein by reference).

4.1 Indenture, dated as of January 29, 2003, between Jarden Corporation and The Bank of New York. (2)


4.2      Form of Debt Security. (3)

5.1      Opinion of Kane Kessler, P.C. (2)

5.2      Opinion of Ice Miller. (2)

12.1     Statement of Computation of Ratio of Earnings to Fixed Charges. (1)

23.1     Consent of Ernst & Young LLP. (2)

23.2     Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1 Powers of Attorney (See signature pages of this registration statement). (1)

25.1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1. (2)



(1) Incorporated by reference to the Form S-3 filed by Jarden Corporation on January 7, 2003.

(2) Filed herewith.
(3) To be filed by amendment or by a report on Form 8-K pursuant to Item 601(b) of Regulation S-K.